UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   June 29, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North, Suite 110 Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 are not applicable and are therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2012, Urologix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dougherty & Company LLC, as underwriter, in connection with the offering of 5,200,000 shares of the Company’s common stock (the “Offering”) at a public offering price of $0.75 per share. The Underwriting Agreement grants the underwriter a 45-day option to purchase an additional 780,000 shares of the Company’s common stock from the Company used to cover overallotments, if any. The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. In the Underwriting Agreement, the underwriter and Company each agreed to indemnify the other against certain liabilities in connection with the Offering.

The closing of the sale of the shares contemplated by the Underwriting Agreement occurred on July 5, 2012. The Company received approximately $3.2 million in net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated expenses of the Offering. The Company intends to use the net proceeds from the Offering to fund its sales and marketing initiatives, to make certain required payments related to its license of the Prostiva RF Therapy System technology, to support its research and development activities, and for working capital and general corporate purposes.

The Offering was made pursuant to a prospectus dated June 29, 2012, filed as part of the Company’s registration statement on Form S-1 (File No. 333-181716), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2012, and a free writing prospectus thereunder. The SEC declared the Registration Statement effective on June 29, 2012.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, which is incorporated in this Item 1.01 by reference.

The representations and warranties of each party set forth in the Underwriting Agreement have been made solely for the benefit of the other party to the Underwriting Agreement, and such representations and warranties should not be relied on by any other person. In addition, the representations and warranties of the Company are subject to a materiality standard that may differ from what may be viewed as material by investors, and were made only as of the date of the Underwriting Agreement or such other date as is specified in the Underwriting Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

ITEM 8.01	OTHER EVENTS.

On June 29, 2012, the Company issued a press release announcing the pricing of the shares sold in the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

On July 5, 2012, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated in this Item 8.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

1.1	Underwriting Agreement by and between Dougherty & Company LLC and Urologix, Inc. (incorporated by reference to Exhibit 1.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-181716) filed on June 22, 2012)

99.1	Press release issued by Urologix, Inc. on June 29, 2012

99.2	Press release issued by Urologix, Inc. on July 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  July 5, 2012